Exhibit 10.12(b)

June 1, 2015

The Cambridge Strategy (Asset Mgt.) Ltd.

Berger House

36-38 Berkeley Square, 7th Floor

Mayfair, London W1J5AE

UK

Attention: Mr. Tony Henry

Re:	Management Agreement Renewal

Dear Mr. Henry:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made below (the “Management Agreement”). We are extending the term of the Management Agreement through June 30, 2016 and all other provisions of the Management Agreement will remain unchanged.

•	Cambridge Master Fund L.P.
•	Emerging CTA Portfolio L.P.
•	MSSB Spectrum Currency & Commodity L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036 or fax to 866-428-9026. If you have any questions, I can be reached at 212-296-6808 or contact Jack Yuen at 212-296-1320.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

THE CAMBRIDGE STRATEGY (ASSET MGT.) LTD.

By:	/s/ Peter Henricks

Print Name:	Peter Henricks

PE/kg